Exhibit 1

JOINT FILING AGREEMENT

We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by any or all of us, will be filed, on behalf of each of us.

Date: January 29, 2025

FIDEICOMISO DE ADMINISTRACIÓN CON DERECHO DE REVERSIÓN IDENTIFICADO CON EL NÚMERO F/3871

By:	INVEX S.A., as Trustee

By:	/s/ Francisco Javier Martínez García
	Name:	Francisco Javier Martínez García
	Title:	Delegado Fiduciario

By:	/s/ Pedro Izquierdo Rueda
	Name:	Pedro Izquierdo Rueda
	Title:	Delegado Fiduciario

CONTRATO DE FIDEICOMISO DE ADMINISTRACIÓN CON DERECHO DE REVERSIÓN NÚMERO F/3989

By:	INVEX S.A., as Trustee

By:	/s/ Francisco Javier Martínez García
	Name:	Francisco Javier Martínez García
	Title:	Delegado Fiduciario

By:	/s/ Pedro Izquierdo Rueda
	Name:	Pedro Izquierdo Rueda
	Title:	Delegado Fiduciario

DAVID COPPEL CALVO

/s/ David Coppel Calvo